March 7, 2007

Parnell Francois Delcham Joins Fuego Entertainment's Board of Directors

MIAMI, FL March 7 -- Fuego Entertainment, Inc. (OTCBB: FUGO) today announced that Parnell Francois Delcham has been added to the board of directors. It is anticipated that Mr. Delcham will be nominated for election to Fuego's Board of Directors at the Company's 2007 Annual Meeting of Shareholders.

"Mr. Delcham's insight in brand management and development is going to be instrumental for our growth strategy as we expand the visibility of our products and services within the media and entertainment industry," said Hugo Cancio, CEO. "Mr. Delcham is a ground-up manager and has developed many businesses over the years from start-up to success. It is in this experience and knowledge of our industry that he will add tremendous value to the many divisions and operations of Fuego Entertainment."

As technology continues to merge countries and cultures, Mr. Delcham looks to introduce Fuego as a tool to advance the lifestyle of this new generation by building a new culture and new environment with a Cuban and Latin flare.

"I hope to apply my knowledge of marketing and media relations to Fuego's operating plan," stated Parnell Delcham. "Fuego needs to capitalize on the position it is establishing and realize its potential. The interchange of ideas is the movement that produces the future. At Fuego, I look to be a leader in this movement and encourage the growth of the Company's ideology."

Since the late 1980s, Parnell Francois Delcham has been a leader in the management and development of many hospitality brands such as the Trafalgar House (London), Les Bains Douche (Paris), Byblos 9 (St. Tropez), Privilege (Ibiza), Red Square (South Beach Miami), The Restaurant at Little Palm (Little Palm Island, FL), Kwanzaa (New York City), and The Hard Rock Hotel & Casino (Las Vegas). Past engagements also include media and entertainment projects with Def Jam Records, Bad Boy Entertainment, BET, Ocean Drive Magazine, and GQ. He started his career in finance with PricewaterhouseCoopers and is now the president of P&L Farmhouse, a consultancy group specializing in lifestyle brand development for clients in the entertainment and media industry.

About Fuego Entertainment, Inc.

Fuego Entertainment, Inc. is engaged in the production, acquisition, marketing, sales, and distribution of entertainment products such as short films, documentaries, television shows, music, and tour productions. Also, through its subsidiaries, the Company provides management and development of television stations, recorded music, and music publishing services worldwide. The music operations include discovery, production, development, and distribution of recorded music. The Company also markets its music catalog through compilations and re-issuances of previously released music and video titles, as well as licenses tracks to and from other producers and record labels for various uses, including film, documentaries, short films and television soundtracks. For more information, please visit Fuego Entertainment at www.fuegoentertainment.net

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

CONTACT:
Fuego Entertainment, Inc.
Dan York
Investor Relations
214 675-2531
ir@fuegoentertainment.net

March 12, 2007

Fuego Entertainment Announces the Release Date of the Popularly Acclaimed Cuban Film, Zafiros Locura Azul

MIAMI, March 12, 2007 -- Fuego Entertainment, Inc. (OTC Bulletin Board: FUGO) announces the release date of the popularly acclaimed Cuban film, Zafiros Locura Azul, meaning “Sapphire Blue Madness.” Zafiros Locura Azul is a feature film produced by Hugo M. Cancio and filmed in Cuba, depicting the story of Los Zafiros, a very popular Cuban vocal quartet of the 1960’s.

The US release date has been set for June 22, 2007. The film will have limited theatrical distribution and be available on DVD through major US retail outlets at a later time. The film will also make its debut on television and cable network channels at a later date. Foreign territory releases are still under negotiations and will be announced soon.

Cuban music was forever changed when Los Zafiros appeared on the scene. Los Zafiros featured polyphonic vocals that packed Havana’s clubs and gained popularity on Cuban television and radio. The story is told through recreations of their appearances and use of actual footage. Their innovative vocalizations drove them to the top of the charts and their high-energy dance movements put Los Zafiros into the history books.

“It had the audience moaning with laughter and remembrance. In Havana it has broken all attendance records and won a prize at the Havana Film Festival. For the Miami audience, it was like going home.” -- Peter Watrous, New York Times

“I’m very happy that the film will finally be available for the general audience to see,” said Miguel Cancio, founding member of Los Zafiros. “I’m looking forward to traveling the country promoting the film.”

Under the arrangement, Fuego Entertainment will receive a royalty of 75%, based on the gross revenue generated from the film’s distribution, for a 10-year period. The Company has acquired the rights to worldwide distribution in all formats, including theatrical, home video/DVD, television, and its soundtrack. Filmed in 1997, the film has never been commercially released, but has won many international film festival awards, including the Audience Award in 1997 at the Havana Film Festival and the Best Actor Award for Nestor Jimenez at the San Juan International Film Festival in 1998.

About Fuego Entertainment, Inc.

Fuego Entertainment, Inc. is engaged in the production, acquisition, marketing, sales, and distribution of entertainment products such as short films, documentaries, television shows, music, and tour productions. Also, through its subsidiaries, the Company provides management and development of television stations, recorded music, and music publishing services worldwide. The music operations include discovery, production, development, and distribution of recorded music. The Company also markets its music catalog through compilations and re-issuances of previously released music and video titles, as well as licenses tracks to and from other producers and record labels for various uses, including film, documentaries, short films and television soundtracks. For more information, please visit Fuego Entertainment at www.fuegoentertainment.net

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

CONTACT: Fuego Entertainment, Inc., Dan York, Investor Relations, 214 675-2531, ir@fuegoentertainment.net

March 14, 2007

Fuego Entertainment Announces An Exclusive Agreement With Digital Music Group, Inc., a Global Leader in the Digital Distribution of Music, TV, and Film Catalogs

MIAMI, March 14, 2007 -- Fuego Entertainment, Inc. (OTCBB:FUGO) announces that it has entered the digital distribution market for music, music videos, sound recordings, films, short films, documentaries, and television content via an exclusive agreement with a Digital Music Group, Inc. (Nasdaq:DMGI), a content owner and global leader in the digital distribution of independently owned music, TV, film and video catalogs.

Under the terms of the agreement, DMGI will distribute Fuego Entertainment's music through their global distribution channels such as: the iTunes Store, Yahoo! Music, Napster, Real Networks, Musicnet, Wal-Mart Music, Snocap, and others. Fuego Entertainment's video content will be distributed through Google Video, the iTunes Store, YouTube, and others.

Additionally, Fuego has also authorized DMGI to adapt and edit its music for the purpose of creating ringtones for distribution through their mobile channel partners including Verizon, Virgin Mobile, Infospace, Amp'd Mobile, Moderati, Zingy, and others.

"We are very excited to enter the digital sales and distribution market," stated Hugo Cancio, president and CEO of Fuego Entertainment. "The primary venues for sales and distribution of music and video content continues to transform itself from physical format such as CD's, DVD's, etc. to digital formats that are now accessible via the Internet, cell phones, and other music and video portable digital players such as the iPod."

According to recent market research reports, worldwide shipments of portable digital music devices are projected to reach 124 million units by 2009. The digitalization of music, sound recordings, and audiovisual content is the way of the future; content is king and Fuego Entertainment as a content provider is well-positioned to capitalize on this new opportunity. Fuego through its affiliates owns, licenses, and has access to over 2,000 music tracks of primarily Cuban and other Latin music artists and over 250 hours of video content. Fuego's agreement with DMGI will help maximize the Company's sales potential and revenue stream.

About Fuego Entertainment, Inc.

Fuego Entertainment, Inc. is engaged in the production, acquisition, marketing, sales, and distribution of entertainment products such as short films, documentaries, television shows, music, and tour productions. Also, through its subsidiaries, the Company provides management and development of television stations, recorded music, and music publishing services worldwide. The music operations include discovery, production, development, and distribution of recorded music. The Company also markets its music catalog through compilations and re-issuances of previously released music and video titles, as well as licenses tracks to and from other producers and record labels for various uses, including film, documentaries, short films and television soundtracks. For more information, please visit Fuego Entertainment at www.fuegoentertainment.net

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

CONTACT:
Fuego Entertainment, Inc.
Dan York, Investor Relations
214-675-2531
ir@fuegoentertainment.net

March 16, 2007

Fuego Entertainment Announces the Acquisition of the Cuban-American Film, The Bases are Loaded

MIAMI, March 16, 2007 -- Fuego Entertainment, Inc. (OTCBB: FUGO) announces that it has acquired the feature film, The Bases are Loaded, produced and directed by filmmaker Jeffrey Nagel.

Under this agreement, Fuego Entertainment will have the exclusive right to market, distribute, and sell the film in all formats for the following territories: Central and South America, the Caribbean, Europe, and Asia. Fuego has non-exclusive rights for the US since the film is already being distributed to various media outlets. Financial terms for this acquisition were not disclosed.

Cuba many only be 90 miles from the United States, but politics has created a much greater chasm. In pre-revolution Cuba, Fidel Castro aspired to play professional baseball in the United States. In The Bases are Loaded, Baseball Hall of Fame legend Monte Irvin returns to Cuba to reunite with former teammate and Cuban baseball icon Connie Marrero after a 50-year separation. The journey reveals the cultural, social, and political complexities of Cuban baseball and America’s relationship with the island nation, while highlighting a unique friendship. The film offers a unique opportunity to experience Cuba and its thriving baseball culture, the beautiful, romantic, and electric streets of Havana, and the music, the beating heart of the Cuban people.

“A touching look at the power of America’s pastime for anyone who appreciates baseballs remarkable history and the warmth of the Cuban people” -- Larry Mantle, Host of Air Talk on NPR.

“We continue to expand our horizons and increase Fuego’s catalog by aggressively seeking and acquiring great music, film, and video content that we feel will be successfully received by the general audience,” stated Hugo Cancio, CEO of Fuego Entertainment, Inc.

About Fuego Entertainment, Inc.

Fuego Entertainment, Inc. is engaged in the production, acquisition, marketing, sales, and distribution of entertainment products such as short films, documentaries, television shows, music, and tour productions. Also, through its subsidiaries, the Company provides management and development of television stations, recorded music, and music publishing services worldwide. The music operations include discovery, production, development, and distribution of recorded music. The Company also markets its music catalog through compilations and re-issuances of previously released music and video titles, as well as licenses tracks to and from other producers and record labels for various uses, including film, documentaries, short films and television soundtracks. For more information, please visit Fuego Entertainment at www.fuegoentertainment.net

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

CONTACT: Fuego Entertainment, Inc., Dan York, Investor Relations, 214-675-2531, ir@fuegoentertainment.net

April 17, 2007

Fuego Entertainment Announces New Sales Revenues From Its Music Content

MIAMI, FL -- April 17, 2007 -- Fuego Entertainment, Inc. (OTCBB: FUGO) today announces that for the first calendar quarter of 2007, its music division, Fuego Entertainment Music International (FEMI), has sold over 18,500 music CDs to various distributors and retail outlets around the world. These sales represent over $175,000 in revenue for Fuego Entertainment and are the direct results of the music content previously licensed from Ciocan Music's existing catalog.

These sales do not include the new releases. These sales also do not include the Company's sales efforts in the digital distribution of music, sound recordings, and video content as a result of Fuego's exclusive agreement with Digital Music Group, Inc. (NASDAQ: DMGI). Fuego's management believes that the digital distribution market will represent a significant future revenue stream for the Company.

In the past few months since launching FEMI, Fuego's management has expanded its music marketing and distribution capabilities and enhanced sales in the process. Fuego's management has hired the services of Adolfo Fernandez, a prestigious publicist from F&F Media Group. Mr. Fernandez's firm represents companies such as WEA Music, Sony BMG, Televisa Group, Univision Music Group, EMI US Latin, EMI Music Colombia, Venemusic, Fonosound, Grupo Origin, Warner Music Latina, and others. Mr. Fernandez has worked with many artists such as Andrea Bocelli, Ricky Martin, Alejandro Sanz, Mark Anthony, Shakira, Gilberto Santarosa, Jennifer Lopez, and others.

Fuego's management has also hired Jorge Artiles as Vice-President of Marketing and Promotions for FEMI. Mr. Artiles has years of experience in artist management, marketing and promotions. He started his career in the music industry in 1994 working as a music promoter in Miami. Mr. Artiles has a degree in Music Business Management.

"We are working to market and promote our existing product and new content soon to be released," stated Jorge Artiles. "It is our belief that the quality of our music content will converge with our strategic marketing and promotions campaign to help reach our sales projections."

In addition to Vice-President of Marketing and Promotions, Mr. Artiles will supervise digital distribution, standard music commerce and e-commerce, international operations, music publishing, creative promotion, and concert tours.

About Fuego Entertainment, Inc.

Fuego Entertainment, Inc. is engaged in the production, acquisition, marketing, sales, and distribution of entertainment products such as short films, documentaries, television shows, music, and tour productions. Also, through its subsidiaries, the Company provides management and development of television stations, recorded music, and music publishing services worldwide. The music operations include discovery, production, development, and distribution of recorded music. The Company also markets its music catalog through compilations and re-issuances of previously released music and video titles, as well as licenses tracks to and from other producers and record labels for various uses, including film, documentaries, short films and television soundtracks. For more information, please visit Fuego Entertainment at http://www.fuegoentertainment.net

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Contact:
Fuego Entertainment, Inc.
Dan York
Investor Relations
214-675-2531
ir@fuegoentertainment.net

April 18, 2007

Cuban-American Film, "Zafiros Locura Azul," to Be Screened at the Silver Lake Film Festival in Los Angeles

MIAMI, FL -- April 18, 2007 -- Fuego Entertainment, Inc. (OTCBB: FUGO) today announced that its film, "Zafiros Locura Azul," has been invited to participate in the 7th annual Silver Lake Film Festival. Beginning on May 3rd to the 12th, the festival will screen "Zafiros Locura Azul" on Sunday, May 6, 2007.

"I am excited to showcase 'Zafiros Locura Azul' at the Silver Lake Film Festival this year. The venue will provide the opportunity to gain an audience and continue its distribution to the domestic and international film market," said Hugo M. Cancio, CEO of Fuego Entertainment.

"Zafiros Locura Azul," meaning "Sapphire Blue Madness," is a feature film produced by Hugo M. Cancio and filmed in Cuba, depicting the story of Los Zafiros, a very popular Cuban vocal quartet of the 1960s. The story is told through recreations of their appearances and use of actual footage. Their innovative vocalizations drove them to the top of the charts and their high-energy dance movements put Los Zafiros into the history books. Cuban music was forever changed when Los Zafiros appeared on the scene. Los Zafiros featured polyphonic vocals that packed Havana's clubs and gained popularity on Cuban television and radio

The feature film will be screened as a double-header on Sunday, May 6th, at 10:00PM with a runtime of 115 minutes at the Los Feliz 3 Cinemas (1822 North Vermont Avenue, Los Angeles, CA) with Filmmaker Lorenzo DeStefano's documentary, "Los Zafiros: Music from the Edge of Time."

Filmed in 1997, "Zafiros Locura Azul" has never been commercially released, but has won many international film festival awards, including the Audience Award in 1997 at the Havana Film Festival and the Best Actor Award for Nestor Jimenez at the San Juan International Film Festival in 1998.

About Fuego Entertainment, Inc.

Fuego Entertainment, Inc. is engaged in the production, acquisition, marketing, sales, and distribution of entertainment products such as short films, documentaries, television shows, music, and tour productions. Also, through its subsidiaries, the Company provides management and development of television stations, recorded music, and music publishing services worldwide. The music operations include discovery, production, development, and distribution of recorded music. The Company also markets its music catalog through compilations and re-issuances of previously released music and video titles, as well as licenses tracks to and from other producers and record labels for various uses, including film, documentaries, short films and television soundtracks. For more information, please visit Fuego Entertainment at http://www.fuegoentertainment.net

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Contact:
Fuego Entertainment, Inc.
Dan York
Investor Relations
214-675-2531
ir@fuegoentertainment.net

June 13, 2007

Fuego Entertainment continues to Acquire More Music and Video Content; Executes Exclusive Artist Representation and Distribution Agreement with the Popular Latin Music Group, Tecupae

MIAMI, June 13, 2007 -- Fuego Entertainment, Inc. (OTCBB: FUGO) today announces the execution of exclusive representation and distribution agreements with four world renowned artists. Among these artists is the popular music group Tecupae.

Tecupae (www.tecupae.com) is a musical phenomenon that started as a dream in 1994. In 2000, Tecupae released the first CD “La Odisea,” which quickly achieved critical acclaim. With four CDs now under their belt, Tecupae latest album sold 130,000 CDs with over $550,000 in tour revenues from their native country of Venezuela. Their new CD, “Revisame,” will be globally released by Fuego Entertainment Music International (FEMI). Also, as part of this exclusive long term agreement, Fuego will produce and co-present Tecupae’s music tours around the world.

“Fuego’s commitment to acquire and release the best music and video content available is key to our long-term goal of becoming a major force in Latin media and entertainment,” stated Jorge Artiles, Vice President of Marketing and Promotions for FEMI, Fuego Entertainment’s music division. “We are particularly excited about our exclusive agreement with Tecupae. This talented and popular group has achieved huge success in their native country, and we have the opportunity to expose them to the rest of the world.”

“Tecupae has worked very hard through the years to become the one of the leading bands in our country of Venezuela. The time has come to transcend the borders of our native country and deliver our music to the rest of the world. We are completely sure that our new alliance with Fuego Entertainment will achieve this goal,” stated Freddy Castillo, founding member and director of Tecupae.

Other recently signed artists include Cuban-Rican rapper/singer/songwriter Osvaldo Friger, “OZ.” Osvaldo is not only a renowned rapper, but he is also a talented actor. He has been part of nine feature films, and more than 14 commercials and TV shows. His new CD includes the hit song “Guarijita,” which has topped the radio charts in Puerto Rico. As part of this agreement, Fuego will release Osvaldo’s newest CD and all future albums. Fuego will produce and co-present his music tours as well.

Another artist signed is Reaggeton star, Javier Voltaje, ex founding member of Clan 537, a popular Cuban music group, currently number one on the music charts in Cuba. Mr. Voltaje is an accomplished performer and skilled songwriter, having written all the tracks for CLAN 537’s first album. His new CD includes the hit song Cubajala, which has topped the radio charts in Europe. Another artist is R&B singer Marcelino Valdes, the nephew of the Cuban legendary music icon Vicentico Valdes. Marcelino recently performed at the world famous Apollo theatre in Harlem, NY as part of the show Showtime at the Apollo.

Our latest artist signed is acclaimed Mexican star, Alejandro Azua, a well-known singer with an accomplished career. As part of our agreement Fuego will distribute all of Mr. Azua previous, present and future music CDs in digital format.

Fuego Entertainment, Inc. is engaged in the production, acquisition, marketing, sales, and distribution of entertainment products such as short films, documentaries, television shows, music, and tour productions. Also, through its subsidiaries, the Company provides management and development of television stations, recorded music, and music publishing services worldwide. The music operations include discovery, production, development, and distribution of recorded music. For more information, please visit Fuego Entertainment at http://www.fuegoentertainment.net

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Contact:
Fuego Entertainment, Inc.
Dan York
Investor Relations
214 675-2531
ir@fuegoentertainment.net

June 14, 2007

Fuego Entertainment Acquires All Music Assets From Sunflower Publishing and Launches Its Own Publishing Division, Fuego Music Publishing

MIAMI, FL -- 06/14/07 -- Fuego Entertainment, Inc. (OTCBB: FUGO) today announces the asset acquisition of all music content from Sunflower Publishing, Inc., a publishing company that manages an extensive catalog of music compositions from various artists and singer/songwriters from around the world. This acquisition includes a servicing agreement with Broadcast Music, Inc. (BMI).

With this acquisition, Fuego Entertainment has expanded its operations to include a music publishing division by launching Fuego Music Publishing ("FMP"). Separately, FMP has also executed exclusive publishing agreements with several award-winning singer/songwriters such as Alexander Giglo, Leonardo Diaz, Lorena Lee, Ivan Barrios, and Latin Grammy nominee Gerardo Garcia Pineda, which are signed with Fuego. Mr. Pineda has written songs for Latin music icons such as Cano Estremera, Osvaldo Ayala, Anthony Cruz, Domingo Quinones, and multi-Grammy award-winner, multi-platinum artist Gilberto Santa Rosa.

"In the music industry, it is not only the artists, singer/songwriters, and record labels who depend on music publishing companies to manage, market, promote, and commercially exploit their music compositions. The film, TV, video game, and advertising industries are in constant search for music and must employ their services as well. The launching of Fuego's publishing division, FMP, was a long-term goal that we were able to realize due to the Company's rapid growth within the Latin entertainment community. This transaction was essential in jump-starting the opportunity for Fuego to better manage its extensive library of music compositions and now enable Fuego to service other artists, record labels, the film/TV industry, and other new media," stated Hugo Cancio, President and CEO of Fuego Entertainment.

For more information about Fuego Entertainment please visit our website at: http://www.fuegoentertainment.net

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Contact:
Fuego Entertainment, Inc.
Dan York
Investor Relations
214 675-2531
ir@fuegoentertainment.net

June 18, 2007

Fuego Entertainment Announces Three New Album Releases, Including the Long Awaited CD Release, Habia Una Vez, La Caperucita, from the Popular Music Phenomenon Clan 537, Baby Lores & Insurrecto

MIAMI, June 18, 2007 -- Fuego Entertainment, Inc. (OTCBB: FUGO) today announces the release of three new CDs from three popular artists whose latest previous releases combined have sold over 250,000 albums, generating over $3.2 million dollars in gross sales. The latest CD from Clan 537 (www.clan537.com) entitled Habia una Vez, La Caperucita, was recorded and produced in Havana, Cuba by music icon Adriano Tota. The album contains 18 music tracks and six music videos, including the hit songs La Caperucita, Mas Loco que Tu, Dejala Ir, and the current number one hit song in Cuba, La Mujer del Pelotero. Worldwide release of this CD was June 15th, 2007.

Producing three albums, nine singles, and three best-selling hits as a former member of Triba with distribution from Sony Music Italy, Fuego Entertainment Music International (FEMI) announces the release of the new CD Boris, by gold record selling artist, Boris SOS. With a limited release of his CD in Spain, the track El Dinero has already become a local hit. The CD Boris will be released worldwide on July 10, 2007.

FEMI is also releasing Cuban Latin Jazz, directed and produced by one of Cuba’s most decorated and popular musicians, Cuban music legend Jose Luis Cortes, “El Tosco.” The album is a compilation of Latin jazz tracks featuring various legendary Cuban musicians such as drummer Samuel Formell, member of the popular Cuban band Los Van Van, Julito Padron, Mario Hernandez, “El Indio,” and others.  FEMI will be releasing this CD worldwide on July 10, 2007.

Each of these three CDs will be released and independently distributed by Fuego Entertainment Music International (FEMI), owner of the master recordings. The albums will be available in major retailers and all major online music distributors for download. Fuego Music Publishing owns a portion of the publishing rights.

“We are starting to release music from some of our best artists,” stated Adriano Tota, President of FEMI and producer of all three albums. ”Soon, we will also announce album release dates and worldwide tour schedules for Gemelos Son, Los Faraones, and the long awaited newcomer Sr. Rodriguez. We are well on our way to becoming one of the leading global independent Latin record labels.”

Fuego Entertainment, Inc. is engaged in the production, acquisition, marketing, sales, and distribution of entertainment products such as short films, documentaries, television shows, music, and tour productions. Also, through its subsidiaries, the Company provides management and development of television stations, recorded music, and music publishing services worldwide. The music operations include discovery, production, development, and distribution of recorded music. For more information, please visit Fuego Entertainment at http://www.fuegoentertainment.net

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Contact:
Fuego Entertainment, Inc.
Dan York
Investor Relations
214 675-2531
ir@fuegoentertainment.net

June 29, 2006 - 5:33 PM EDT

Fuego Entertainment to Start Trading July 10 on the OTC Bulletin Board

MIAMI, June 29 /PRNewswire/ -- Fuego Entertainment, Inc. announces that it has applied for trading status on the US Over the Counter Bulletin Board securities market. Fuego Entertainment is due to start trading on July 10, 2006 under the symbol "FUGO."

Fuego Entertainment, Inc. is primarily engaged in the directing, production, marketing, and distribution of entertainment products, including feature and short films, documentaries, television shows, music, and tour productions. The Company also provides management, marketing, and public relations services to the entertainment industry.

The primary future goal of Fuego Entertainment is to become a media conglomerate. Hugo Cancio , CEO, expects 'to meet that goal by the acquisition and/or development of our own television stations, radio stations, entertainment magazines, and any other business opportunities within the entertainment industry.'

This press release contains 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the lead-in 'Looking Forward.' These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of the effectiveness of management's strategies and decisions, general economic and business conditions, new or modified statutory or regulatory requirements, and changing price and market conditions.

CONTACT: Fuego Entertainment, Inc., Dan York, Investor Relations, 214 675-2531, ir@fuegoentertainment.net

July 5, 2006

Felix Danciu and Juan Pablo Santos Join Fuego Entertainment's Board of Directors

MIAMI, July 5 /PRNewswire-FirstCall/ -- Fuego Entertainment, Inc. (OTC Bulletin Board: FUGO), primarily engaged in directing, production, marketing, and distribution of entertainment products, including feature and short films, documentaries, television shows, music, and tour productions, today announced that Felix Danciu and Juan Pablo Santos have been added to the board of directors. It is anticipated that Mr. Danciu and Mr. Santos will be nominated for election to Fuego's Board of Directors at the Company's 2007 Annual Meeting of Shareholders.

'Mr. Danciu and Mr. Santos both bring tremendous leadership and corporate experience to the Board,' said Hugo Cancio, CEO. 'They will complement each other with notable skills in the media industry, Mr. Danciu in finance and Mr. Santos in production. We will continue to strengthen ourselves by achieving the right balance of expertise in achieving our goal of becoming a media conglomerate.'

Mr. Danciu is an investment banker specializing in leveraged buyouts and corporate finance. An expert in financial analysis and securities valuation, Mr. Danciu has completed numerous corporate transactions and has extensive knowledge and experience in the research and trading of equity strategies and high-yield bonds. Mr. Danciu founded Olive Capital LLC in 2002 as a private merchant and investment bank focused on middle-market companies. He is a graduate of Cornell University with degrees in economics and government. In addition to serving on the board of directors as an independent member, Mr. Danciu will also serve as Chairman of the Audit Committee and is qualified and designated by the Company to be its Audit Committee Financial Expert.

Mr. Santos is the president and owner of R.O.C. Productions, a multimedia consulting company for the U.S. Hispanic market. He began his career with the first cable TV station in Colombia, later moving to Madrid, Spain, to study TV and film production. After completing post-graduate studies at the prestigious Vancouver Film School in Canada, he moved to Miami, Florida, where he started work as a producer for SKY Latin America. Within four years, he became vice president of creative services for SKY and left in 2003 to set up TV COLOMBIA, a satellite and cable channel targeting the Colombian community around the world. Later, Mr. Santos was a key factor in the re-launch of DIRECTV Latin America in April of 2005. For the past 15 months, Mr. Santos has worked in the creation and development of a new free television channel for the island of Puerto Rico targeting 16- to 34-year-olds with quality, locally made television; he is currently vice-president of this endeavor.

This press release contains statements, which may constitute 'forward- looking statements' within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

CONTACT: Fuego Entertainment, Inc., Dan York, Investor Relations, 214 675-2531 ir@fuegoentertainment.net

July 10, 2006

Fuego Entertainment to Launch New Broadcast Television Station "Citytv Puerto Rico" on August 25, 2006 under a Licensing Agreement with CHUM International

MIAMI, July 10, 2006 -- Fuego Entertainment, Inc. (OTC Bulletin Board: FUGO) today announced that it will launch a full-service television station in San Juan, Puerto Rico, through and exclusive agreement with Eastern Television Corporation.  "Citytv Puerto Rico" will replace Encuentro Vision, WRUA TV, Channel 34. Fuego Entertainment will implement the Citytv format in Puerto Rico under a licensing agreement with CHUM International.  “Citytv Puerto Rico” will deliver locally-focused programming, celebrating and reflecting the local culture of the community.

It has always been our goal to expand into television broadcasting and leverage our expertise of the US-Hispanic media market.  We intend to deliver a strong local voice to the island of Puerto Rico, said Hugo Cancio, President and CEO of Fuego Entertainment

"Citytv Puerto Rico" will broadcast in Spanish and be available as over the air broadcast and via cable to the approximately 4 million residents of Puerto Rico.

The Company will manage and operate “Citytv Puerto Rico” through its wholly-owned subsidiary Ciudad TV, Inc.. Fuego Entertainment owns 95% of the venture. Juan Pablo Santos, through R.O.C. Productions, owns 5% of the venture, will serve as vice-president of "Citytv Puerto Rico" and will serve as a member of the board of directors of Fuego Entertainment. CHUM International will consult on the creation of the program grid, marketing and promotion of the station.  As part of the agreement, CHUM International will provide 700 hours of fresh content from its vast network such as Citytvs around the world, and it's premium satellite services such as Stars, Bravo, Much Music, Fashion TV, etc.

“Citytv is already seen throughout Canada. The UK, Barcelona, Bogota and others have adapted versions of this format. Fuegos management intends to utilize the specialty content that CHUM has developed to broadcast in this market.  Developing proprietary programming and a library of titles is also a goal for our management,” stated Felix Danciu, member of the board of Fuego Entertainment.

As part of the agreement with CHUM International, Fuego Entertainment has the rights to develop the Citytv format in certain key US broadcasting markets and in some islands of the Caribbean.

Fuego Entertainment is primarily engaged in directing, producing, marketing, and distributing entertainment products, including feature and short films, documentaries, television shows, music, and tour productions.

The agreement with CHUMM International and the launching of "Citytv Puerto Rico" is the first step in achieving our goal of becoming a media conglomerate.

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995.  Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

CONTACT: Fuego Entertainment, Inc., Dan York, Investor Relations, 214 675-2531 ir@fuegoentertainment.net

July 13, 2006

Victor Rodriguez, Vice President of Sales and Business Development for CHUM International, Joins Fuego Entertainment's Board of Directors

MIAMI, July 13, 2006 -- Fuego Entertainment, Inc. (OTC Bulletin Board: FUGO) today announced that Victor Rodriguez has been added to the board of directors. It is anticipated that Mr. Rodriguez will be nominated for election to Fuego's Board of Directors at the Company's 2007 Annual Meeting of Shareholders.

Fuego Entertainment announced earlier this week an agreement with CHUM International for the launch of a Citytv station format in Puerto Rico in which Mr. Rodriguez was instrumental. Plans are underway for the further expansion of the brand.

“Mr. Rodriguez's insight in developing and distributing TV content will be instrumental for our growth strategy as we expand the Citytv brand,” said Hugo Cancio, CEO. “I am excited to have his support and the support of CHUM for our shareholders and management team.”

“I hope to apply my experiences in media advertising, particularly in the television market where Fuego is now active,” stated Victor Rodriguez. “It is important that the Company realize its vision by targeting the viewers with the right programming content that reflects their culture and their tastes.”

For the last 11 years, Mr. Rodriguez has overseen international channel development for CHUM Limited, one of Canada's premier media company's with 33 television stations and 33 radio stations and on July 12, 2006, CHUM Limited had announced its potential sale to Bell Globe media, Inc. for an enterprise value of approximately $1.7 billion.

Mr. Rodriguez started his career in advertising as an account executive and has worked in all facets of the media industry starting in print, then radio, and finally television. He was head of advertising television sales for CHUM Limited before moving to station management where he became president of La Red television in Chile working for Global Television Network. Mr. Rodriguez has been responsible for the launch and execution of CHUM-branded television projects in Colombia, Mexico, Lebanon, the Middle East, Spain, Germany, Manchester, Indonesia and Bahrain. He continues to work in the area of channel development and new media, with upcoming projects in Spain, USA and the Middle East.

Fuego Entertainment is primarily engaged in directing, producing, marketing, and distributing entertainment products, including feature and short films, documentaries, television shows, music, and tour productions.

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

CONTACT: Fuego Entertainment, Inc., Dan York, Investor Relations, 214 675-2531, ir@fuegoentertainment.net

July 18, 2006

Fuego Entertainment Licenses the Music Library Catalogue of Ciocan Entertainment and Music Group, Inc. and Creates its own Music Division called Fuego Entertainment Music International (FEMI)

MIAMI, July 18, 2006 -- Fuego Entertainment, Inc. (OTC Bulletin Board: FUGO) today announced an exclusive licensing agreement with the music library catalogue of Ciocan Entertainment and Music Group, Inc. and the start of Fuego Entertainment Music International (FEMI), Fuego’s new music division.

Ciocan Entertainment and Music Group, Inc. is a company owned and managed by Hugo Cancio, our CEO, and the terms of the licensing agreement are for five years (with a five year option) and a 10% royalty to Ciocan based on net sales. This agreement licenses 15 finished albums and two different artists who are exclusively recording with Ciocan for the release of other future projects. FEMI will target the non-Hispanic markets with this content and develop the past marketing efforts of Ciocan to the Latin customer base.

“We intend to market this library’s popular titles within the Latin and US markets by working with various music companies to establish an international distribution network. We now have the foundation to develop the music division within Fuego and increase the size of the catalogue by producing more albums and developing new and existing talent,” said Hugo Cancio, CEO.

FEMI will also develop live productions for its artists while marketing and promoting the recordings. Tour productions will be national and international, depending on the artist. FEMI also plans to license some individual tracks to and from other music producers.

Fuego Entertainment is primarily engaged in directing, producing, marketing, and distributing entertainment products, including feature and short films, documentaries, television shows, music, and tour productions.

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

CONTACT: Fuego Entertainment, Inc., Dan York, Investor Relations, 214 675-2531, ir@fuegoentertainment.net

July 24, 2007

Fuego Entertainment Announces a Distribution Agreement to Promote and Distribute Dr. Joe Vitale's Revolutionary Sugarless Margarita Mix, Fit-a-Rita™, in all Spanish-Speaking Countries Worldwide.

MIAMI, FL -- July 24, 2007 -- Fuego Entertainment, Inc. (OTCBB: FUGO) today announces that it has acquired the exclusive rights to market and distribute Frontier Nutritional Research’s trademarked, sugar-free, instant margarita mix called Fit-a-Rita™.

Jeff Sargent, COO of Frontier, explains that “Fit-a-Rita is the first sugar-free, instant margarita mix with added minerals, vitamins and herbal extracts designed to buffer the toxic effects of alcohol. The average margarita has over 200 calories, some over 700 calories. One packet of Fit-a-Rita has just 6 calories, tastes great, and mixes instantly!”

Fuego’s exclusive distribution territory includes every Spanish-speaking country in the world and all of the Caribbean islands, regardless of language; Fuego will receive a percentage of the gross sales generated from these territories.

“This opportunity arose as a result of recent meetings between Fuego and best-selling author Dr. Joe Vitale, CEO of Frontier Nutritional Research. Dr. Vitale provided a sample of Fit-a-Rita. We tried it, liked it, and began to explore how Fuego might get involved distributing the product, explains Mr. Cancio, CEO of Fuego Entertainment.  “Our primary focus is the Latin entertainment industry and we are proud to align ourselves and promote particular products as other entertainers and celebrities do, such as Sammy Hagar for Cabo Wabo Tequila, Donald Trump for Trump Super Premium Vodka, Lil Jon for CRUNK!!! Energy Drink, and now Fuego for Dr. Joe Vitale’s sugar-free Fit-a-Rita margarita mix.”

About Frontier Nutritional Research

Frontier Nutritional Research is a private company engaged in the development and sale of unique dietary supplements for the health food industry. Frontier’s latest development, Fit-a-Rita™ is a sugar-free, antioxidant-rich, instant margarita mix designed with the health conscious margarita drinker in mind. Fit-a-Rita is an excellent product for global distribution to health food stores, liquor stores, grocery stores, and convenience stores. For more information, please visit Fit-a-Rita at www.fit-a-rita.com. Frontier’s CEO, Dr. Joe Vitale, is a best-selling author, recognized expert on Internet marketing, and recently starred in the movie, “The Secret.” More information about Dr. Vitale can be found on his website at www.mrfire.com.

About Fuego Entertainment, Inc

Fuego Entertainment is engaged in the production, acquisition, marketing, sales, and distribution of entertainment products. For more information, please visit Fuego Entertainment at http://www.fuegoentertainment.net

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Contact:
Fuego Entertainment, Inc.
Dan York
Investor Relations
214 675-2531
ir@fuegoentertainment.net

August 1, 2006

Fuego Entertainment Announces Programming Highlights for Citytv Puerto Rico

MIAMI, August 1, 2006 -- Fuego Entertainment, Inc. (OTC Bulletin Board: FUGO) today announced that it has formalized key agreements and partnerships in anticipation of the launch of Citytv Puerto Rico on August 25, 2006. Fuego has negotiated original television productions and licensed content with such companies as Promofilms, Artear, Telefe, Empire Entertainment, Studio G, and others. These alliances will add high-quality broadcast programming designed for the local and US-Hispanic market.

One of the major prime time shows to air on Citytv Puerto Rico will be City Capsulas, which utilizes the concept created by CHUM to provide members of the general public the ability to voice their opinions. Citytv Puerto Rico will place five video kiosks, called “Speakers Corner,” around Puerto Rico and eventually place another two video kiosks in Orlando and two more in New York City.

“Speakers Corner video-booths are a foundation of our commitment to accessible television, and provide Puertoricans the ability to voice their opinions,” said Hugo Cancio, President and CEO of Fuego Entertainment. “Additionally, these taped segments will be the content source for other shows. Speakers, street performers, singers, protesters, the angry, the happy, lovers and anyone with something to say or show 24 hours a day. In cities where Speakers Corners have existed for some time now users have gotten married on screen, comedians breaking into the business, and even future rock stars, have made their television debuts.”

Fuego Entertainment has also created strategic advertising partnerships in print media with El Nuevo Día and in FM radio with Nocturno, La X, and Alfa Rock. These arrangements will raise awareness for the channel’s launch and promote Citytv Puerto Rico and its unique programming.

Citytv Puerto Rico will deliver locally-focused programming, celebrating and reflecting the diversity of the community.

Fuego Entertainment is primarily engaged in directing, producing, marketing, and distributing entertainment products, including feature and short films, documentaries, television shows, music, and tour productions.

This press release contains statements, which may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

CONTACT: Fuego Entertainment, Inc., Dan York, Investor Relations, 214 675-2531 ir@fuegoentertainment.net

Fuego Entertainment CEO Hugo Cancio to Conduct Webcast With www.TheGreenBaron.com

MIAMI, Aug. 16 /PRNewswire-FirstCall/ -- Fuego Entertainment, Inc. (OTC Bulletin Board: FUGO), today announced that Hugo Cancio, CEO of Fuego Entertainment, will conduct an exclusive webcast with The Green Baron so that FUGO shareholders and the investment community can learn more about the current and future prospects of Fuego Entertainment. The webcast will be conducted by Evergreen Marketing, and their subsidiary TheGreenBaron.com and will be available for listening on Thursday, August 17th on The Green Baron Investors Societys website www.TheGreenBaron.com

For more information about Evergreen Marketing, Inc. and their subsidiary The Green Baron Investors Society visit them on the web at www.EvergreenMarketingInc.com and www.TheGreenBaron.com or www.TheGreenBaron.net

Fuego Entertainment is primarily engaged in directing, producing, marketing, and distributing entertainment products, including feature and short films, documentaries, television shows, music, and tour productions. For more information about Fuego Entertainment visit our web site at: www.FuegoEntertainment.net

This press release contains statements which may constitute "forward- looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

CONTACT: Fuego Entertainment, Inc., Dan York, Investor Relations, 214 675-2531 ir@fuegoentertainment.net

August 22, 2007

Fuego Entertainment Acquires More Music and Video Content; Executes Exclusive Music Publishing Agreement with Europe’s Music Publishing Giant, Ediciones Musicales Clipper’s S.L.

MIAMI, August 22, 2007 -- Fuego Entertainment, Inc. (OTCBB: FUGO) announced today the execution of a three (3) year exclusive music publishing agreement with Ediciones Musicales Clipper’s S.L. (www.clippersmusic.org) one of Europe’s leading music publishing companies.

Under this agreement Fuego has assigned the rights for Clipper’s to manage and administer for the territory of Europe for all music compositions managed or controlled by Fuego. These exclusive rights include Clipper’s ability to grant non-exclusive licenses of Fuego’s music catalog for dramatic or non-dramatic use of the compositions in European productions of motion pictures, advertisements, television, and films, and to collect all royalties and fees by reasons thereof. Among the artists whose music compositions are managed or administered by Clipper’s are Elvis Presley, The Beatles, Bruce Springsteen, Cher, Julio Iglesias, David Bisbal, and others.

“Fuego continues to expand with the recent acquisition of the entire music catalog from Tota Productions and our distribution agreements with UK’s VidZone, Digital Music Group, and now, our agreement with Ediciones Musicales Clipper’s,” stated Hugo Cancio, CEO of Fuego Entertainment. “We continue our commitment to acquire and release the best music and video content available as the key to our long-term goal of becoming a major force in Latin media and entertainment.”

Additionally, Fuego announces a new five-year exclusive licensing and distribution agreement of over 150 audio music and video content. Among these 150 compilations are Raul Guara with his albums “Tribute to Motown” and “Como para Chuparse Los Dedos,” Jose Mella with his album “Loraras mis Penas,” and Elvis Manuel with his album “La Tuba.”

Fuego’s music catalog is available at music stores around worldwide and for digital download through iTunes Store, Napster, AmazonUnbox, Yahoo! Music, Starbucks Entertainment, Virgin Digital, Verizon, TMobile, Vodafone, eMusic and others. Fuego’s video content is available at Google Video, iTunes Store, YouTube, Veoh, and others. Additionally, Fuego’s film releases will soon be available at Veoh, Netflix, and other retail distributors.

Fuego Entertainment, Inc. is engaged in the production, acquisition, marketing, sales, and distribution of entertainment products. For more information, please visit Fuego Entertainment at http://www.fuegoentertainment.net.

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Contact:
Fuego Entertainment, Inc.
Dan York
Investor Relations
214 675-2531
ir@fuegoentertainment.net

August 24, 2006

Fuego Entertainment Issues Letter of Intent to Acquire 14 Television Stations and Delays the Launching of the Television Station in Puerto Rico

MIAMI, August 24, 2006 -- Fuego Entertainment, Inc. (OTC Bulletin Board: FUGO) today announced that it has issued a letter of intent to acquire 14 television stations for a total consideration of $11 million in cash and stock, including the assumption of liabilities. As part of its commitment to acquire these assets, Fuego will place 1 million shares of the Company’s Rule 144 common stock in third-party escrow. The transaction is subject to a 60-day due diligence period and approval by the FCC.

Additionally, Fuego has announced that management has decided to postpone the launch of the television station in Puerto Rico for a few weeks. Delaying the launch of this station allows the Company to restructure its format for a Spanish language network rather than a single station.

“With the proposed acquisition of the 14 TV stations, Fuego is positioned to become one of the largest television broadcasters of Spanish-speaking media,” said Hugo Cancio, CEO. “We will need to tailor each station to meet its market demographics and lay a plan that accomplishes the goal of leading Fuego to becoming a strong media player with further station acquisitions.”

“Management’s decision to get into station ownership will provide an immediate operating base to develop,” stated Felix Danciu, board member. “It is important that the Company realize its vision through organic growth, internal development, and making value-added acquisitions that expand its markets.”

 The 14 antennas are located in Alabama, Illinois, Iowa, North Carolina, Florida, Kentucky, Tennessee, Georgia, and Louisiana. The transaction will be treated as an asset acquisition.

 Fuego Entertainment is primarily engaged in directing, producing, marketing, and distributing entertainment products, including feature and short films, documentaries, television shows, music, and tour productions.

 This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Fuego Entertainment, Inc., members of their management, and assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

CONTACT: Fuego Entertainment, Inc., Dan York, Investor Relations, 214 675-2531, ir@fuegoentertainment.net